Exhibit 4.28

Execution Version

FOURTH SUPPLEMENTAL INDENTURE AND GUARANTEE

This Fourth Supplemental Indenture and Guarantee, dated as of February 15, 2017 (this “Supplemental Indenture” or “Guarantee”), among McDermott (Amazon Chartering), Inc., a Panamanian corporation (the “New Guarantor”), McDermott International, Inc., as the Issuer, each existing Guarantor under the Indenture referred to below, Wells Fargo Bank, National Association, as Trustee, paying agent and registrar under such Indenture and Wells Fargo Bank, National Association, as Collateral Agent under such Indenture.

W I T N E S S E T H:

WHEREAS, the Issuer, the Guarantors, the Trustee and the Collateral Agent have heretofore executed and delivered an Indenture, dated as of April 16, 2014 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 8.000% Senior Secured Notes due 2021 of the Issuer (the “Notes”);

WHEREAS, Section 4.17 and Article X of the Indenture provides that the Issuer will cause any Restricted Subsidiary that guarantees any Indebtedness of the Issuer or any Guarantor under a Credit Facility to execute and deliver a Guarantee pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Notes and all other obligations of the Issuer under the Indenture on the same terms and conditions as those set forth in the Indenture; and

WHEREAS, pursuant to Section 9.1(4) of the Indenture, the Trustee, the Collateral Agent, the Issuer and the Guarantors are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder, to add an additional Guarantor.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer, the existing Guarantors, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

Definitions

SECTION 1.1 Defined Terms.  As used in this Supplemental Indenture, capitalized terms defined in the Indenture or in the preamble or recitals thereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1 Agreement to be Bound.  The New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.  The New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2 Guarantee. The New Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as a surety, jointly and severally with each other Guarantor, to each Holder and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations of the Issuer pursuant to the Notes and the Indenture in accordance with Section 10.1(a) of the Indenture.

33635063

ARTICLE III

Miscellaneous

SECTION 3.1 Notices.  All notices and other communications to the New Guarantor shall be given as provided in the Indenture to the New Guarantor, at its address set forth below, with a copy to the Issuer as provided in the Indenture for notices to the Issuer.

c/o McDermott International, Inc.

P.O. Box 940519

Houston, Texas 77094-7519

Facsimile:  (281) 870-5755

Attention:  Liane K. Hinrichs

With a copy to:

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana

Houston, Texas 77002-4995

Facsimile:  (713) 229-7738

Attention:  Ted W. Paris

SECTION 3.2 Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3 Governing Law.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.4 Service of Process.  Each of the Issuer and each non-U.S. Guarantor (including the New Guarantor) hereby appoints McDermott, Inc. as its agent for service of process in any suit, action or proceeding with respect to this Supplemental Indenture, the Indenture, the Notes or the Guarantees and for actions brought under federal or state securities laws brought in any federal or state court located in The City of New York.

SECTION 3.5 Severability Clause.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.6 Ratification of Indenture; Supplemental Indentures Part of Indenture; No Liability of Trustee.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby.  Neither the Trustee nor the Collateral Agent makes any representation or warranty as to the validity or sufficiency of this Supplemental Indenture or the New Guarantor’s Guarantee

SECTION 3.7 Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.8 Headings.  The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture and Guarantee to be duly executed as of the date first above written.

MCDERMOTT INTERNATIONAL, INC.

By:	/s/ Katherine A. Murray
Name:	Katherine A. Murray
Title:	Vice President, Treasurer and Investor Relations

NEW GUARANTOR:

MCDERMOTT (AMAZON CHARTERING), INC.

By:	/s/ Katherine A. Murray
Name:	Katherine A. Murray
Title:	Treasurer

EXISTING GUARANTORS:

J. Ray McDermott, S.A.
McDermott, Inc.
McDermott Investments, LLC
McDermott International Management, S. DE RL.

By:	/s/ Katherine A. Murray
Name:	Katherine A. Murray
Title:	Vice President, Treasurer

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Fourth Supplemental Indenture and Guarantee

Chartering Company (Singapore) Pte. Ltd.
DEEPSEA (AMERICAS) LLC
DEEPSEA (EUROPE) LIMITED
DEEPSEA (UK) LIMITED
DEEPSEA GROUP LIMITED
DEEPSEA (US) INCORPORATED
Eastern Marine Services, Inc.
Hydro Marine Services, Inc.
J. Ray Holdings, Inc.
International Vessels Ltd.
J. Ray McDermott Canada Holding, Ltd.
J. Ray McDermott Canada, Ltd.
J. Ray McDermott Engineering
Services Private Limited
J. Ray McDermott Far East, Inc.
J. Ray McDermott Holdings, LLC
J. Ray McDermott International, Inc.
J. Ray McDermott Kazakhstan
limited liability partnership
J. Ray McDermott Logistic Services PVT. Limited
J. RAY MCDERMOTT (NORWAY), AS
J. Ray McDermott (Qingdao) Pte. Ltd.
J. Ray McDermott Solutions, Inc.
J. Ray McDermott Technology, Inc.
J. Ray McDermott Underwater Services, Inc.

By:	/s/ Katherine A. Murray
Name:	Katherine A. Murray
Title:	Treasurer

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Fourth Supplemental Indenture and Guarantee

J. Ray McDermott West Africa Holdings, Inc.
J. Ray McDermott West Africa, Inc.
Malmac Sdn. Bhd.
McDermott Asia Pacific Pte. Ltd.
Mcdermott Asia Pacific Sdn. bhd.
MCDERMOTT BLACKBIRD HOLDINGS, LLC
McDermott Caspian Contractors, Inc.
McDermott Eastern Hemisphere, Ltd.
McDermott Engineering, LLC
McDermott Far East, Inc.
MCDERMOTT FINANCE L.L.C.
McDermott Gulf Operating Company, Inc.
McDermott International Investments Co., Inc.
McDermott International Trading Co., Inc.
McDermott International Vessels, Inc.
McDermott Marine Construction Limited
McDermott Middle East, Inc.
McDermott Offshore Services Company, Inc.
McDermott Old JV Office, Inc.
McDermott Overseas, Inc.
mcdermott subsea, inc.
McDermott Subsea Engineering, Inc.
North Atlantic Vessel, Inc.
OPI Vessels, Inc.
SparTEC, Inc.

By:	/s/ Katherine A. Murray
Name:	Katherine A. Murray
Title:	Treasurer

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Fourth Supplemental Indenture and Guarantee

J. Ray McDermott Investments B.V.
J. Ray McDermott (Luxembourg), S.ar.L.
J. Ray McDermott (Nigeria) LIMITED
McDermott Holdings (U.K.) Limited
McDermott International B.V.
McDermott International Marine Investments N.V.
Mc Dermott Overseas Investment Co. N.V.
McDermott Servicos Offshore do Brasil Ltda.
PT. Baja Wahana Indonesia
Singapore Huangdao Pte. Ltd.
Varsy International N.V.
ELDRIDGE PTE. LTD.

By:	/s/ Liane K. Hinrichs
Name:	Liane K. Hinrichs
Title:	Authorized Person

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Fourth Supplemental Indenture and Guarantee

J. Ray McDermott de Mexico, S.A. de C.V.
McDermott Marine Mexico, S.A. de C.V.
Servicios Profesionales de Altamira, S.A. de C.V.
Servicios de Fabricacion de Altamira, S.A. de C.V.

By:	/s/ Ana Laura Mendez Burkart
Name:	Ana Laura Mendez Burkart
Title:	Attorney-in-fact

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Fourth Supplemental Indenture and Guarantee

EXECUTED AND DELIVERED
as deed on behalf of
J. Ray McDermott International Vessels, Ltd.

By:	/s/ Katherine A. Murray
Name:	Katherine A. Murray
Title:	Treasurer

Witnessed

By:	/s/ Robert E. Stumpf
Name:	Robert E. Stumpf
Title:	Assistant Secretary

EXECUTED AND DELIVERED
as deed on behalf of
McDermott Cayman Ltd.

By:	/s/ Katherine A. Murray
Name:	Katherine A. Murray
Title:	Treasurer

Witnessed

By:	/s/ Robert E. Stumpf
Name:	Robert E. Stumpf
Title:	Assistant Secretary

EXECUTED AND DELIVERED
as deed on behalf of
Offshore Pipelines INTERNATIONAL, Ltd.

By:	/s/ Katherine A. Murray
Name:	Katherine A. Murray
Title:	Treasurer

Witnessed

By:	/s/ Robert E. Stumpf
Name:	Robert E. Stumpf
Title:	Assistant Secretary

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Fourth Supplemental Indenture and Guarantee

Executed by J. Ray McDermott (Aust.) Holding Pty. Limited. ACN 002 797 668 acting by the following persons or, if the seal is affixed, witnessed by the following persons in accordance with s127 of the Corporations Act 2001:

/s/ Hugh John Cuthbertson Signature of director	/s/ G. Deacon Powell Signature of director/company secretary

Hugh John Cuthbertson Name of director (print)	G. Deacon Powell Name of director/company secretary (print)

Executed by McDermott Australia Pty. Ltd. ACN 002 736 352 acting by the following persons or, if the seal is affixed, witnessed by the following persons in accordance with s127 of the Corporations Act 2001:

/s/ Hugh John Cuthbertson Signature of director	/s/ G. Deacon Powell Signature of director

Hugh John Cuthbertson Name of director (print)	G. Deacon Powell Name of director/company secretary (print)

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Fourth Supplemental Indenture and Guarantee

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick T. Giordano
Name:	Patrick T. Giordano
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Patrick T. Giordano
Name:	Patrick T. Giordano
Title:	Vice President

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Fourth Supplemental Indenture and Guarantee